UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Current Report on Form 8-K/A updates information provided in the Current Report on Form 8-K dated November 19, 2012, relating to disclosures made, under Item 5.07, Submission of Matters to a Vote of Security Holders, with respect to the results of the voting at the Annual Meeting of Stockholders (the “Annual Meeting”) of Collectors Universe, Inc. (the “Company”) held on November 19, 2012.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were asked to cast a non-binding advisory vote as to whether future advisory votes on executive compensation should be held annually, once every two years or once every three years.  As previously reported, the outcome of that vote was as follows:

Shares Voted:	For Every Year	For Every Two Years	For Every Three Years	Abstain

Number of Shares	2,853,179	16,442	399,635	36,876
Percent of Shares Voted	86.3%	0.5%	12.1%	1.1%

In light of these voting results and other factors, the Company’s Board of Directors, at its February 27, 2013 meeting, decided that advisory votes on the compensation of our named executive officers will be held annually until such time as the Board of Directors may decide to hold another stockholder advisory vote on the frequency of advisory votes on executive compensation.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: March 5, 2013	By:	/s/ JOSEPH J. WALLACE

  S-1